Exhibit 99.1

FOR IMMEDIATE RELEASE

RCS Capital Corporation to Acquire Cole Capital® for $700 Million
Enters into Exclusive Sub-Advisory Agreement with American Realty Capital Properties to Manage Cole Funds

Transaction Projected to Contribute $0.51 per Share to Projected 2015 Adjusted Net Income, Excluding Synergies

Acquisition Adds to RCAP’s Diversified Distribution Platform and Suite of Investment Solutions,
Complementing its Wholesale and Retail Advice Capabilities

Cole Capital Net Lease Funds Expected to Generate Growth in Volume and Velocity
From RCAP’s Wholesale Equity Capital Raising Capabilities

Acquisition Projected to Generate $109 Million of 2015 EBITDA, Excluding Synergies

Addition of Cole Capital Asset Management Business Expected to Increase RCAP’s Investment Management Segment Estimated EBITDA to Nearly $100 Million in 2015

New York, New York, October 1, 2014 – RCS Capital Corporation (NYSE: RCAP) (“RCAP”) announced today that it has entered into a definitive agreement to acquire Cole Capital Partners, LLC and Cole Capital Advisors, Inc. (together, “Cole Capital”) from American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP”) for $700 million plus contingent consideration. Cole Capital is the private capital management business of ARCP, which includes a broker-dealer, wholesale distribution, and a non-traded real estate investment trust, or REIT, sponsor and advisory businesses.

Transaction Summary

RCAP will purchase Cole Capital for a base purchase price of $700 million consisting of $200 million of cash, $300 million of seller debt, and $200 million of RCAP Class A common stock. RCAP’s common stock will be valued at a fixed price of $23.8156 per share, equivalent to the volume weighted average price of the common stock for the ten days ended September 29, 2014. Under the agreement with ARCP, RCAP may pay the common stock portion of the consideration in cash or stock. The seller financing consists of a seven-year, unsecured promissory note from RCAP to ARCP, with an initial interest rate per annum of 7.5%, pre-payable by RCAP after December 31, 2015, subject to certain limitations. In addition to the base purchase price, ARCP may earn up to an additional $130 million, payable in early 2016, based upon Cole Capital’s actual 2015 EBITDA.

RCAP estimates that the transaction will contribute $0.51 per share to 2015 adjusted net income (excluding synergies), assuming the $200 million of stock compensation is paid in cash versus stock, depending on the amount of additional consideration paid in 2016.

The transaction will close in two steps, with certain advisory and other agreements being entered into promptly upon clearance of the federal anti-trust waiting period, and the second closing, upon which the stock and assets of Cole Capital will be acquired, upon clearance of FINRA’s change of ownership waiting period. RCAP will pay a portion of the base purchase price at the second closing and the balance in April, 2015.

Transaction Highlights

Cole Capital Adds Seven Investment Programs to RCAP’s Distribution Platform: The acquisition of Cole Capital will add seven investment programs to RCAP’s suite of investment products, including Cole Corporate Income Trust (CCIT), Cole Credit Property Trust IV (CCPT IV), Cole Office & Industrial REIT (CCIT II), Cole Credit Property Trust V (CCPT V), Cole Real Estate Income Strategy (Daily NAV) and two future programs, Cole Credit Property Trust VI (CCPT VI) and Cole Office & Industrial REIT (CCIT III). These programs represent nearly $19 billion in registered equity offerings and over $30 billion in estimated aggregate buying power.

RCAP Adds Net Lease Real Estate Offerings: RCAP expects to benefit significantly from adding net lease real estate offerings to its wholesale distribution platform. Between 2008 and 2013, RCAP, through its wholly owned wholesale broker-dealer Realty Capital Securities, LLC (“RCS”), raised over $8.5 billion of equity capital for net lease real estate programs. RCAP believes that capitalizing on market awareness of the Cole Capital brand and adding net lease offerings will increase both the amount and velocity of capital raised on its platform.

RCAP Engages ARCP as Exclusive Sub-Advisor: In connection with the sale, RCAP has engaged ARCP to act as sub-advisor to certain non-traded real estate investment trusts currently advised by Cole Capital. ARCP will be responsible for acquiring net lease real estate for Cole Capital’s managed real estate investment trusts and overseeing property management activities. This sub-advisor arrangement brings together two of the most accomplished participants in the direct investment net lease real estate industry.

Addition of Cole Capital Augments RCAP’s Asset Management Business: The acquisition of Cole Capital increases RCAP’s assets under management and the scale of its Investment Management business segment. Cole Capital estimates over $9.5 billion of managed assets by year-end 2014 in five non-traded REITs and other programs, including funds that closed in the second half of 2014 and those that are under contract. RCAP also expects Cole Capital to add $73.7 million of recurring asset management EBITDA in 2015.

Comments by Senior Management

“The acquisition of Cole Capital is strategically and financially important to RCAP,” said Michael Weil, RCAP’s Chief Executive Officer. “We believe the combination of the two companies will achieve several significant strategic objectives in a single transaction, including growing our outstanding wholesale team’s management and field ranks and materially expanding our investment management business segment by nearly 400%. Moreover, it diversifies RCAP’s revenues substantially, increases our recurring revenue base, and adds a full complement of net lease real estate offerings to our product suite. In addition, it unites two of the most formidable companies in the net lease real estate industry. We expect Cole Capital to contribute recurring asset management EBITDA of more than $73 million in 2015, and we project the transaction will contribute more than $0.51 per share to adjusted net income (excluding synergies), depending on the amount of additional consideration paid in 2016.”

David S. Kay, Chief Executive Officer of ARCP, noted, “This transaction significantly simplifies our business model, provides us a long-term economic stake in the growth and success of Cole Capital’s investment programs and should enhance and accelerate the capitalization of these programs, thus improving the visibility of our fee stream while eliminating considerable overhead and volatility. As the leading wholesale distribution platform in the industry, RCAP is uniquely suited to increase the velocity and volume of Cole Capital’s overall equity raising capabilities – with their expertise in the industry, we will be able to focus on acquiring and managing the real estate activities for the managed funds and our balance sheet.”

“Adding Cole Capital to our wholesale platform offers many exciting benefits to RCS,” said Bill Dwyer, Chief Executive Officer of RCS. “We are gaining an experienced team of professionals with complementary skills and relationships while adding seven additional investment solution offerings that represent significant equity capital raising potential, all the more so due to the sub-advisory arrangement with net lease leader, American Realty Capital Properties. Both RCS and Cole bring substantial history and expertise in net lease direct investments, so we believe the fit is ideal.”

Strategic Benefits of the Transaction for RCAP

Positive Impact on Earnings and Capital Structure: RCAP expects Cole Capital’s managed REITs to generate a long-term durable stream of fee income from its asset management activities for RCAP. RCAP projects that the transaction will contribute over $0.51 per share to 2015 adjusted net income (excluding synergies), depending on the amount of additional consideration paid in 2016.

Strategic Partnership with ARCP: ARCP is the uncontested leader in the net lease real estate investment trust industry.  By entering into this strategic sub-advisory relationship with ARCP, RCAP expects Cole Capital’s equity raise capabilities to accelerate and maintain a consistent growth trajectory, helping to support the acquisition efforts of Cole Capital’s managed REITs and generating a steady stream of fee income for RCAP.  As the sub-advisor, ARCP will be responsible for all of the property-level costs and personnel required to acquire and manage assets for Cole Capital’s managed REITs.

Competitive Advantages: RCAP expects to create competitive advantage by joining with ARCP, a strong operating partner in both the traded and non-traded net lease real estate industry. RCAP anticipates it will raise and deploy billions of dollars of capital in this market segment as cap rates remain attractive, economic conditions remain stable, and supply-demand fundamentals are in line.

Significant Opportunity to Grow the Cole Brand: RCS has raised over $8.5 billion of equity capital in the net lease real estate sector. This expertise should enable RCAP to grow and accelerate capital raising for Cole Capital. Cole Capital’s well-respected wholesale team will benefit from a substantially broader client reach and deeper product base to service and provide value to its existing relationships and will become a valued part of RCAP’s distribution business. RCAP expects the addition of Cole Capital’s private capital management business will increase the total number of wholesalers to 244.

Increased Recurring and Diversified Revenues and Earnings:  RCAP believes the acquisition of Cole Capital will help RCAP increase and diversify its recurring revenues and earnings. The acquisition of Cole Capital is anticipated to increase the EBITDA contribution for aggregate wholesale activities at RCAP for 2015 by an estimated $35.4 million, and asset management EBITDA by $73.7 million.

Transaction Timing: The transaction is expected to close in the fourth quarter of 2014, subject to certain regulatory filings and waiting periods and limited closing conditions. Subsequently, as soon as the FINRA change of control waiting period is satisfied, the Cole Capital wholesale and asset management business will transition to RCAP. Final payment for the second closing is scheduled in April, 2015.

Investor Information and Conference Call

An investor presentation discussing the transaction is available in the investor relations section of RCAP’s website.  RCAP will hold a conference call this morning, October 1st, at 9:00 a.m. ET.  Conference call details are as follows:

Live Conference Call and Webcast Details*

Domestic Dial-In Number: 1-888-317-6003

International Dial-In Number: 1-412-317-6061

Canada Dial-In Number: 1-866-284-3684

Conference ID: 8233807

Webcast:  http://services.choruscall.com/links/rcap141001.html

*Participants should dial in 10-15 minutes early.

Transaction Advisors

Barclays Capital Inc., RCAP, the investment banking and capital markets division of Realty Capital Securities, LLC, and Citi, are acting as financial advisors and Duane Morris LLP is acting as legal counsel to RCAP in connection with the transaction. Moelis & Company is acting as financial advisor and Weil, Gotshal & Manges LLP is acting as board counsel to ARCP in connection with the transaction. Proskauer Rose LLP is acting as corporate counsel to ARCP and RCAP.

About RCAP

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, wholesale distribution, investment banking, capital markets, investment research, investment management and crowdfunding, RCAP business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

About ARCP

ARCP is a leading, self-managed commercial real estate investment trust (“REIT”) focused on investing in single- tenant freestanding commercial properties subject to net leases with high credit quality tenants. ARCP owns approximately 4,400 properties totaling 99.1 million square feet of leasable space. Additionally, ARCP sub-advises non-traded REITs sponsored by Cole Capital, managing nearly $30 billion of high-quality real estate in total, located in 49 states, as well Washington D.C., Puerto Rico and Canada. ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements

The statements in this press release include statements regarding the intent, belief or current expectations of RCAP and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. The statements in this press release also include statements regarding the projections of RCAP that were based on estimates. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results. The projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. The estimates also reflect assumptions as to certain business decisions that are subject to change. This press release also contains estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these projections. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. Actual results may differ materially from those contemplated by such forward-looking statements and projections due to certain factors, including RCAP’s ability to integrate pending acquisitions and businesses acquired in recent acquisitions into RCAP’s existing businesses and including our ability to obtain certain regulatory approvals necessary to consummate our pending acquisition of Cole Capital as well as the ability to increase assets under management in accordance with our expectations. Additional factors that may affect future results are contained in RCAP’s filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements, estimates or projections speak only as of the date they are made, and RCAP undertakes no obligation to update or revise forward-looking statements or estimates to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Non-GAAP Financial Measures

RCAP’s management uses non-GAAP measures of net income (including adjusted net income and Estimated EBITDA) to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for dividends. These non-GAAP measures are provided to enhance investors’ overall understanding of RCAP’s current financial performance. Moreover, RCAP’s management believes that this presentation enables meaningful comparison of RCAP’s financial performance in prior periods.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. RCAP’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures, RCAP’s non-GAAP measures are as follows:

•	Estimated EBITDA represents the earnings before interest, taxes, depreciation and amortization, non-cash equity compensation and acquisition related costs, measured before non-controlling interest.

•	Estimated EBITDA per share represents the estimated or projected “adjusted EBITDA” per share on a pre-tax basis. The weighted average shares were calculated assuming the shares have been issued for all periods presented.

•	Adjusted net income represents the impact to operating income before non-controlling interest on an after-tax basis. Although the non-controlling interest is not subject to tax, RCAP estimates the tax impact for comparative purposes.

•	Adjusted net income per share represents the “adjusted net income” per share. The weighted average shares were calculated assuming the shares have been issued for all periods presented.

Media Inquiries: Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com (484) 342-3600	Investor Inquiries: Andrew G. Backman Managing Director Investor Relations & Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (646) 937-6903